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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation of our report dated December 09, 1997 on our audits of the consolidated financial statements and financial statement schedule of SatCon Technology Corporation and its subsidiaries as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which report is included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-75934, 33-4280, 333-08047 and Form S-3 File Nos. 333-05939 and 333-37921.


                                   /s/ Coopers & Lybrand, L.L.P.
                                   COOPERS & LYBRAND, L.L.P.


Boston, Massachusetts
December 29, 1997